UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2013

MEDIFIRST SOLUTIONS, INC

(Exact name of registrant as specified in its charter)

Nevada	333-178825	23-3888260
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4400 North Federal Highway, Suite 54,		Boca Raton, FL 33431
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (561) 558-6872

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-         Registrant’s Business and Operations

Item 1.01           Entry into a Material Definitive Agreement

Effective March 19, 2013, the Company entered into a License Agreement with King Media Inc. regarding the publication “Successful Child Magazine”. Under the agreement, the Company will have all rights to the magazine’s name and trademarks and will have the right to print and create books, tabloids, e-books, comics, calendars, websites, mobile apps,  IPTV, games, toys and clothing. The Company is obligated to pay royalties based upon “net profits” generated from the commercial exploitation of the publication and its associated products and  to pay an annual license fee. The initial term of the License Agreement is forty-eight (48) months with automatic renewal for subsequent terms of forty-eight (48) months, unless otherwise terminated by the parties.

The Company’s President, Bruce J. Schoengood, was at one time the founder, President and CEO of King Media, Inc. Mr. Schoengood’s wife, Debra Schoengood,  now serves as President and CEO of King Media, Inc.

Section 8-         Other Events

Item 8. 01          Other Events

On March 19, 2013, the Company issued a press release announcing the  License Agreement. A copy of the press release is incorporated by reference and filed as Exhibit 99.1 to this report.

Section 9-         Financial Statements and Exhibits

Item 9.01           Exhibits

Exhibit No.	Description
10.1	License Agreement dated March 19, 2013 between Medifirst Solutions, Inc. and King Media, Inc.

99.1	Press Release dated March 19, 2013.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.

Dated: March 19, 2013	By:	/s/ Bruce J. Schoengood
President and Chief Executive Officer

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